Exhibit 99.1

FOR IMMEDIATE RELEASE

News Release

Company Contact:

Judy Dale

Vice President, Marketing Communications and

Investor Relations

Credence Systems Corporation

Phone: 408-635-4309

FAX: 408-635-4986

E-mail: judy_dale@credence.com

Credence Reports Results for Third Quarter Fiscal Year 2005

MILPITAS, California, August 25, 2005 — Credence Systems Corporation (Nasdaq: CMOS), a leading provider of test from design-to-production for the worldwide semiconductor industry, today reported financial results for the third quarter of fiscal 2005.

Net sales for the third quarter were $111.9 million, up 10 percent from prior quarter sales of $101.9 million. Net loss for the quarter was $41.7 million or $0.43 per share on a GAAP basis, versus a net loss of $19.5 million or $0.21 per share in the prior quarter. The net loss this quarter included net special charges of $41.8 million primarily associated with recent restructuring activities, including approximately $23.0 million of inventory write-off, and costs related to acquisitions. On a non-GAAP basis, excluding the special charges primarily associated with recent restructuring activities and costs related to acquisitions, the net income was $0.1 million, or $0.00 per share. Net orders for the third quarter of fiscal 2005 were approximately $116.3 million, corresponding to a book to bill ratio of 1.04.

“As the ATE industry reflected modest signs of improvement, we carefully managed our business by applying and executing to a model that optimizes our operating cost structure,” said Dave Ranhoff, president and chief executive officer of Credence Systems Corporation. “I am pleased with the results of our third fiscal quarter, which met our revenue and earnings targets, and demonstrated our ability to move closer to profitable growth.”

“With the closure and consolidation of both our Simi Valley and San Jose facilities, we believe we can further augment our business model going into the fourth fiscal quarter,” added John Batty, senior vice president of finance and chief financial officer of Credence Systems Corporation. “Our employees did an outstanding job executing a rapid integration of these facilities while at the same time maintaining a strong focus on customer service and capturing new opportunities for the Company.”

Credence Systems Reports Results for Third Quarter of Fiscal Year 2005

Fourth Quarter Fiscal 2005 Outlook

Revenue in the fourth quarter is expected to be approximately $112.0 to $120.0 million with a net loss per share in the range of $0.05 to $0.09. On a non-GAAP basis, our net income per share is expected to be in the range of $0.00 to $0.04. This guidance, for both GAAP and non-GAAP, reflects no taxation on domestic operations due to the effect of tax loss carry forwards from prior years. The non-GAAP guidance excludes any charges or credits related to our acquisition of NPTest and the ongoing restructuring activities.

Conference Call/Webcast

Credence will hold a conference call to discuss these results today, Thursday August 25, 2005, at 5.00 pm ET. The call will be simulcast via the Credence web site at www.credence.com under the “Investor Relations – Financial Information - Webcasts” section. A replay of the call will be available via phone and web site through September 26, 2005. The replay number in the U.S. and Canada is (888) 286-8010. The replay number outside the U.S. and Canada is (617) 801-6888. The passcode is 70699392. A replay will also be available on the Credence web site www.credence.com under the Investor Relations section.

About Credence

Credence Systems Corporation (Nasdaq: CMOS) is the industry’s leading provider of design-to-test solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost and performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. A global, ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at www.credence.com.

GAAP versus non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Credence also discloses non-GAAP results of operations that exclude certain charges and credits. A detailed reconciliation of the GAAP results to non-GAAP results is provided in the Reconciliation of GAAP Condensed Consolidated Statements of Operations to Non-GAAP Condensed Consolidated Statements of Operations schedule below. Investors are encouraged to review this reconciliation. Credence reports non-GAAP results in order to help the reader to better understand and assess operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in the Credence business, and management uses non-GAAP measures to plan and forecast future periods, and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP adjustments.

Credence Systems Reports Results for Third Quarter of Fiscal Year 2005

Forward-Looking Statements

This release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding further augmenting our business model going into the fourth quarter and expected revenue and expected net loss for the fourth quarter of fiscal 2005. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, the introduction of new product features including new instruments, the completion, delivery and acceptance by customers of such new product features, the need to focus on different aspects of our business to improve stockholder value, unanticipated challenges in assessing business conditions and the overall market, unanticipated difficulties in implementing improvements to our business model, cyclicality and downturns in the semiconductor industry, rapid technological change in the automatic test equipment market, the timing of new technology, product introductions, customer requirements relating to the customization of products, the risk of a loss or reduction of orders from one or more customers among which our business is concentrated, our ability to successfully integrate acquisitions, particularly NPTest, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, our ability to complete the development and commercialization of our new products, product mix, overhead absorption, continued dependence on “turns” orders to achieve revenue objectives, intellectual property issues, the risk of early obsolescence, our ability to control and reduce expenses (including the ability to identify and successfully institute additional cost-saving measures) and our need to achieve and maintain effective internal controls over financial reporting. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and 10-Q. All projections in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, since we are only to provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is still valid. Such information speaks only as of the date of this release.

# # #

Credence is a registered trademark, and Credence Systems is a trademark of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

Credence Systems Reports Results for Third Quarter of Fiscal Year 2005

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Prior Quarter Ended April 30,	Nine Months Ended July 31,
	2005	2004	2005	2005	2004
Net sales	$111,925	$163,718	$101,944	$307,752	$326,980

Cost of goods sold – on net sales	59,182	85,530	58,190	176,660	167,407
Cost of goods sold – special charges	23,000	46,206	609	29,090	46,206

Gross margin	29,743	31,982	43,145	102,002	113,367

Operating expenses:

Research and development	23,849	23,856	22,728	68,905	54,945

Selling, general & administrative	31,514	36,977	31,846	94,749	87,646

Amortization of purchased intangible assets and deferred compensation	5,466	5,345	6,338	18,467	10,589

In-process research and development	—	7,900	—	—	7,900

Restructuring and other charges	9,654	2,969	440	11,445	3,622

Total operating expenses	70,483	77,047	61,352	193,566	164,702

Operating loss	(40,740)	(45,065)	(18,207)	(91,564)	(51,335)

Interest and other income, net	1,038	13,378	1,909	2,714	14,960

Loss before income taxes	(39,702)	(31,687)	(16,298)	(88,850)	(36,375)

Income taxes	1,975	1,479	3,175	8,602	3,904

Minority interest	—	(1)	—	—	103

Net loss	$(41,677)	$(33,165)	$(19,473)	$(97,452)	$(40,382)

Net loss per share
Basic	$(0.43)	$(0.42)	$(0.21)	$(1.06)	$(0.58)

Diluted	$(0.43)	$(0.42)	$(0.21)	$(1.06)	$(0.58)

Number of shares used in computing per share amounts
Basic	96,638	78,647	91,392	92,010	69,407

Diluted	96,638	78,647	91,392	92,010	69,407

More –

Credence Systems Reports Results for Third Quarter of Fiscal Year 2005

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 31, 2005	Prior Quarter April 30, 2005	October 31, 2004 (1)
	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$86,361	$85,134	$94,052
Short-term investments	49,086	63,208	69,954
Accounts receivable, net	125,419	104,838	124,393
Inventories	89,261	113,265	127,951
Other current assets	35,495	35,918	41,532

Total current assets	385,622	402,363	457,882
Property and equipment, net	97,232	96,083	108,707
Other assets	581,892	589,189	606,517

Total assets	$1,064,746	$1,087,635	$1,173,106

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$38,933	$27,585	$51,742
Accrued liabilities	106,449	106,990	112,477
Liabilities related to leased products	5,000	5,000	6,058
Deferred profits	8,822	6,869	9,718

Total current liabilities	159,204	146,444	179,995
Other liabilities	183,598	183,426	184,359
Long-term deferred income taxes	20,645	20,267	20,544
Stockholders’ equity	701,299	737,498	788,208

Total liabilities and stockholder’s equity	$1,064,746	$1,087,635	$1,173,106

(1)	Derived from the audited financial statements for the year ended October 31, 2004.

Credence Systems Reports Results for Third Quarter of Fiscal Year 2005

CREDENCE SYSTEMS CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Prior Quarter Ended April 30,	Nine Months Ended July 31,
	2005	2004	2005	2005	2004
Net sales	$111,925	$163,718	$101,944	$307,752	$326,980
Cost of goods sold – on net sales	57,431	82,937	55,615	170,474	164,814

Gross margin	54,494	80,781	46,329	137,278	162,166
Operating expenses:
Research and development	23,849	23,856	22,728	68,905	54,945
Selling, general & administrative	29,592	35,128	27,967	84,627	85,797

Total operating expenses	53,441	58,984	50,695	153,532	140,742

Operating income (loss)	1,053	21,797	(4,366)	(16,254)	21,424
Interest and other income (loss), net	1,038	(872)	(1,071)	1,448	710

Income (loss) before income taxes	2,091	20,925	(5,437)	(14,806)	22,134
Income taxes	1,975	1,479	3,175	8,602	3,904
Minority interest	—	(1)	—	—	103

Net income (loss)	$116	$19,447	$(8,612)	$(23,408)	$18,127

Net income (loss) per share
Basic	$0.00	$0.25	$(0.09)	$(0.25)	$0.26

Diluted *	$0.00	$0.20	$(0.09)	$(0.25)	$0.23

Number of shares used in computing per share amount
Basic	96,638	78,647	91,392	92,010	69,407

Diluted *	98,988	104,632	91,392	92,010	89,966

*	The calculation of non-GAAP diluted net income per share for the three month ended July 31, 2005 excludes an addition to net income of approximately $675,000 and $288,000 for convertible bond interest and amortization of convertible bond acquisition cost, respectively, as they would be anti-dilutive. The calculation of non-GAAP diluted net income per share for the three months ended July 31, 2004 includes an addition to net income of approximately $675,000 and $288,000 for convertible bond interest and amortization of convertible bond acquisition cost, respectively. The calculation of non-GAAP diluted net income per share for the nine months ended July 31, 2004 includes an addition to net income of approximately $2,025,000 and $864,000 for convertible bond interest and amortization of convertible bond acquisition cost, respectively.

The number of shares used in computing the non-GAAP diluted net income per share amounts include 395,918, 1,359,578 and 1,719,628 diluted outstanding stock options for the three month ending July 31, 2005 and 2004 and for the nine months ending July 31, 2004, respectively. These shares are excluded in the same periods for GAAP reporting because they would be anti-dilutive.

Credence Systems Reports Results for Third Quarter of Fiscal Year 2005

The number of shares used in computing the non-GAAP diluted net income per share amounts include 15,915,000 shares of convertible bond for the three and nine months ending July 31, 2004, respectively. These shares are excluded in the same periods for GAAP reporting because they would be anti-dilutive.

The number of shares used in computing the non-GAAP diluted net income per share amounts include an additional 1,953,802 shares of the Company’s Non-Voting Convertible stock, for the three month ended July 31, 2005, had they been converted at the beginning of the period. During the third quarter of fiscal 2005, 6,657,400 shares of the Company’s Non-Voting Convertible stock were converted to common stock. The number of shares used in computing the non-GAAP diluted net income per share amounts include 8,710,141 and 2,924,573 shares issuable upon conversion of the Company’s Non-Voting Convertible stock, for the three month and nine month periods ending July 31, 2004, respectively. These shares are excluded in the same periods for GAAP reporting because they would be anti-dilutive.

Credence Systems Reports Results for Third Quarter of Fiscal Year 2005

CREDENCE SYSTEMS CORPORATION

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Prior Quarter Ended April 30, 2005	Nine Months Ended July 31,
	2005	2004		2005	2004
GAAP loss before income taxes	$(39,702)	$(31,687)	$(16,298)	$(88,850)	$(36,375)

(1) Amortization of the inventory, spares and fixed assets write-up to fair value, resulting from NPTest acquisition	1,317	2,593	1,913	4,673	2,593
(2) Expenses specific to the integration of NPTest	687	—	662	1,766	—
(3) Cost of goods sold – special charges related to product line investment decisions	23,000	46,206	609	29,090	46,206
(4) Amortization of purchased intangible assets and deferred compensation	5,466	5,345	6,338	18,478	10,589
(5) Special charges related to expenses specific to the integration of NPTest	1,669	1,849	3,879	9,858	1,849
(6) Write-off of in-process research and development	—	7,900	—	—	7,900
(7) Restructuring and special charges related to workforce reduction, facility consolidations, and fixed assets write-offs	9,654	2,969	440	11,445	3,622
(8) Gain on reduction in liability to Schlumberger (former parent of NPTest)	—	(14,250)	(2,980)	(1,266)	(14,250)

Subtotal changes	41,793	52,612	10,861	74,044	58,509

Non-GAAP income (loss) before income taxes	2,091	20,925	(5,437)	(14,806)	22,134

Income taxes	1,975	1,479	3,175	8,602	3,904

Minority interest	—	(1)	—	—	103

Non-GAAP net income (loss)	$116	$19,447	$(8,612)	$(23,408)	$18,127

Credence Systems Reports Results for Third Quarter of Fiscal Year 2005

(1) Amount results from the write-up to fair value of the inventory, spares and fixed assets acquired as a result of our acquisition of NPTest. In the GAAP Condensed Statements of Operations, the charges of $1.3 million, $1.9 million and $4.7 million are recorded in cost of goods sold – on net sales for the third and second quarter of fiscal 2005 and for the nine months ended July 31, 2005, respectively. For the third quarter of 2004 and the nine months ended July 31, 2004, the charges of $2.6 million were recorded in cost of goods sold – on net sales, respectively. The charges of $0.3 million, $0.6 million and $0.9 million are recorded in the selling, general and administrative expenses for the third and second quarter of fiscal 2005 and for the nine months ended July 31, 2005, respectively.

(2) Costs specific to the integration of NPTest, which primarily include relocation, travel and accelerated depreciation of assets. In the GAAP Condensed Statement of Operations, the charges are recorded in cost of goods sold-on net sales.

(3) The charges for cost of goods sold – For the three and nine months ended July 31, 2005, special charges primarily include write off of the memory product inventory that exceeded current demand and write off of obsolete inventory for non-current revisions. For the three and nine months ended July 31, 2004, special charges primarily include inventory charges and liabilities related to decisions to stop significant future investments in redundant or under-performing product lines.

(4) Amortization of purchased intangible assets and deferred compensation relates to our acquisitions, primarily NPTest. In the GAAP Condensed Statements of Operations, the charges are recorded on a separate line in operating expenses.

(5) Expenses specific to the integration of NPTest, which primarily includes accelerated depreciation of assets, merger related retention bonuses, legal expenses related to the integration, post acquisition consulting fees, relocation and lease accruals. In the GAAP Condensed Statements of Operations, the charges are recorded in selling, general and administrative expenses.

(6) The charges for the write-off of in-process research and development pertain to the purchase of NPTest in the third quarter and the first nine months of fiscal 2004. In the GAAP Condensed Statement of Operations, the charges are recorded on a separate line in operating expenses.

(7) The restructuring charges in the third quarter of 2005 included $0.8 million of severance and related charges and $8.9 million of facilities consolidation charges. For the second quarter of 2005, the $0.4 million represented severance and related charges. For the first nine months of fiscal 2005, restructuring charges of $11.5 million consisted of $1.5 million of severance and related charges, $1.1 million in equipment write-offs related to product line investment decisions and $8.9 million in facilities consolidation charges. In the third quarter of 2004, the restructuring and special charges contained $1.9 million in equipment and liabilities related to our decision to stop significant future investments in the Credence SOC product lines and $1.1 million in severance and related charges. For the first nine months of fiscal 2004, we incurred $3.6 million of which $1.9 million in equipment and liabilities related to our decision to stop significant future investments in the Credence SOC product lines, $1.1 million in severance and related charges and $0.7 million related to our decision to move our headquarters from Fremont to Milpitas, California.

(8) As part of the purchase of NPTest, we acquired a liability to the former parent of NPTest. In previous quarters, the value of the liability was based on our stock price at the end of the quarter. In the GAAP Condensed Statements of Operations, the gain on this liability was included in interest and other income, net. During the third quarter of fiscal 2005, we paid this liability to Schlumberger with $9.0 million in cash and stock.